DocGo Announces Record Fourth Quarter and Full-Year 2023 Results

Company Updates 2024 Revenue Guidance to $720-$750 Million, Introduces 2024 Adjusted EBITDA Guidance1 of $80-$85 Million

Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, February 28, 2024 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health services in 30 states and the UK, today announced financial and operating results for the quarter and year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights

•Total revenues for the fourth quarter of 2023 were $199.2 million, compared to $108.8 million in the fourth quarter of 2022, an increase of 83%.
•Gross margin for the fourth quarter of 2023 was 33.5%, compared to 39.0% in the fourth quarter of 2022. While gross margins improved sequentially, they were lower on a year-over-year basis, reflecting ongoing start-up costs related to the rapid growth on projects in the second half of 2023.
•Net income was $8.0 million for the fourth quarter of 2023, compared to net income of $7.1 million in the fourth quarter of 2022, an increase of 13%.
•Adjusted EBITDA2 was $22.6 million for the fourth quarter of 2023 compared to $6.8 million for the fourth quarter of 2022, an increase of 232%.
•Mobile Health Services revenues in the fourth quarter of 2023 were $150.4 million, compared to $71.8 million for the fourth quarter of 2022, an increase of 110%.
•Transportation Services revenues in the fourth quarter of 2023 were $48.8 million compared to $37.0 million for the fourth quarter of 2022, an increase of 32%.

Full-Year 2023 Highlights
•Full-year 2023 revenues increased to $624.2 million, compared to $440.5 million for the full-year 2022, an increase of 42%.
•Gross margin for 2023 was 31.3%, compared to 35.1% in 2022, reflecting significant project start-up costs, particularly in the first and third quarters of the year.
•Full-year net income for 2023 was $10.0 million, compared to net income of $30.7 million for the full-year 2022, a decrease of 67%. The decline in net income in 2023 was due to the increase in non-cash, stock-based compensation and the recording of an income tax provision in 2023, compared to an income tax benefit in 2022.
•Full-year 2023 adjusted EBITDA2 was $54.0 million compared to $41.3 million for full-year 2022, an increase of 31%.
•Mobile Health Services revenues were approximately $442.8 million in 2023, compared to $325.9 million in 2022, an increase of 36%.
•Transportation Services revenues were approximately $181.5 million in 2023, compared to $114.6 million in 2022, an increase of 58%.

Cash Collections
•As of December 31, 2023, the Company held total cash and cash equivalents, including restricted cash, of $72.2 million, compared to $67.3 million as of September 30, 2023 and $164.1 million as of December 31, 2022.
•Subsequent to year end, the Company has bolstered its balance sheet by receiving approximately $120 million in payments from January 1, 2024 to present.
•Subsequent to the end of the fourth quarter, the Company’s line of credit was paid down in full.

2024 Guidance

•Full-year 2024 revenues are expected to be $720-750 million.

•Full-year 2024 adjusted EBITDA1 is expected to be $80-85 million.
•Full-year 2024 cash flow from operations is expected to be $65-$75 million.

Select Corporate Highlights for the Fourth Quarter 2023 and Recent Weeks
•Launched care gap closure services in Michigan with one of the nation’s largest insurance companies during the fourth quarter.
•Doubled the number of patients seen under our care gap closure programs in the fourth quarter of 2023, compared to the third quarter of 2023.
•Received positive results from the initial phase of our innovative Transitional Care Management program with LA Care, with statistically significant data showing that our program reduced 30-day hospital readmissions compared to the control group. With these results, the Company is now planning an expansion of this program.
•Signed first payer partnership with one of the nation’s largest insurance companies that includes the option to share risk in a value-based care arrangement.
•Expanded vaccination and public health initiatives in Arizona through a new contract with the Department of Health in Santa Cruz County, Arizona.
•Entered a new agreement with a large cardiology practice in Chicago to provide CIED (Cardiac Implantable Electronic Device) monitoring, RPM (Remote Patient Monitoring) and VCM (Virtual Care Management).
•Announced share repurchase program for up to $36 million, which the Company intends to commence promptly following the opening of its trading window in early March, subject to prevailing market conditions and other considerations.

Lee Bienstock, Chief Executive Officer of DocGo, commented, “I am extremely proud of our operational execution during the fourth quarter across all three of our key market verticals. Our payer relationships continue to expand with commercial rollouts in Michigan, Connecticut and New Jersey in late 2023. Our work with major hospital systems has continued to grow as well, and we have launched new government population health programs in California and Arizona.” Bienstock concluded, “While our business continues to deliver for underserved populations like the homeless and asylum seekers, our impact and reach extends far beyond that, providing medical transportation for hundreds of hospitals, deploying vaccination programs in multiple states, monitoring tens of thousands of cardiac patients, closing care gaps for bed bound chronically ill and so much more. In summary, our goal remains the same, to continue bringing healthcare to people where and when they need it and to help keep them out of the hospital, and we are seeing great success with this effort.”

Norm Rosenberg, Chief Financial Officer and Treasurer of DocGo, also commented, "Within our 2024 guidance, we have assumed some moderation in migrant-related revenues as the year progresses. At the same time, we expect to see the significant startup costs associated with recent migrant-related program launches continue to abate. We are seeing a variety of forces come together to drive increased profitability, and we expect that trend to continue over the coming quarters. Our agency labor and overtime utilization rates have begun to moderate after a surge to support the strong revenue growth we experienced in the second half of 2023. There is typically a slight lag as these leading indicators transition to improved profitability, and we observed that play out late in 2023 and early in 2024.”

1Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.
2Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on this non-GAAP financial measure and a reconciliation to the most comparable GAAP measure.

Conference call and webcast details:

1-877-407-0784 - Investors Dial
1-201-689-8560 - Int’l Investors Dial
Conference ID - 13743132

To access the Call me™ feature, which avoids the need to wait for an operator, click here.
The webcast can be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo disrupts the traditional four-wall healthcare system by providing high quality, highly affordable care to patients where and when they need it. DocGo's proprietary technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient's home or workplace. Together with DocGo's integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit docgo.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause the Company’s actual results or outcomes, or the timing of results or outcomes, to differ materially from those contained in the Company’s forward-looking statements, including, but not limited to the following: the Company’s ability to successfully implement its business strategy; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and clients; the Company’s ability to compete effectively in a highly competitive industry; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s ability to deliver on its margin normalization initiative; the Company’s ability to maintain and roll out its backlog; the Company’s M&A activity; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the Company’s ability to collect on customer receivables; the Company’s ability to maintain its cash position; risks associated with the Company’s share repurchase program; expected impacts of macroeconomic factors, including inflationary pressures, general economic slowdown or a recession, rising interest rates, foreign exchange rate volatility, changes in monetary pressure, financial institution instability or the prospect of a shutdown of the U.S. federal government; potential changes in federal, state or local government policies regarding immigration and asylum seekers; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of the Company’s stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cybersecurity incidents or losses or unauthorized access to, or release of, confidential information; and the ability of the Company to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission.

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,
	2023	2022
ASSETS

Current assets:
Cash and cash equivalents	$ 59,286,147	$ 157,335,323
Accounts receivable, net of allowance of $6,276,454 and $7,818,702 as of December 31, 2023 and December 31, 2022, respectively	262,083,462	102,995,397
Assets held for sale	-	4,480,344
Prepaid expenses and other current assets	17,499,953	6,269,841

Total current assets	338,869,562	271,080,905

Property and equipment, net	16,835,484	21,258,175
Intangibles, net	37,682,928	22,969,246
Goodwill	47,539,929	38,900,413
Restricted cash	12,931,839	6,773,751
Operating lease right-of-use assets	9,580,535	9,074,277
Finance lease right-of-use assets	12,003,919	9,039,663
Equity method investments	553,573	597,977
Deferred tax assets	11,888,539	9,957,967
Other assets	2,565,649	3,625,254
Total assets	$ 490,451,957	$ 393,277,628

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 19,827,258	$ 21,582,866
Accrued liabilities	91,340,609	31,573,031
Line of credit	25,000,000	-
Notes payable, current	28,131	664,913
Due to seller	7,823,009	26,244,133
Contingent consideration	19,792,982	10,555,540
Operating lease liability, current	2,773,020	2,325,024
Liabilities held for sale	-	4,480,344
Finance lease liability, current	3,534,073	2,732,639
Total current liabilities	170,119,082	100,158,490

Notes payable, non-current	41,586	1,236,601
Operating lease liability, non-current	7,223,941	7,040,982
Finance lease liability, non-current	7,896,392	5,914,164
Total liabilities	185,281,001	114,350,237

Commitments and contingencies

Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 104,055,168 and 102,411,162 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively)	10,406	10,241
Additional paid-in-capital	320,693,866	301,451,435
Accumulated deficit	(21,394,310)	(28,972,216)

Accumulated other comprehensive income	1,484,905	741,206
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	300,794,867	273,230,666
Noncontrolling interests	4,376,089	5,696,725
Total stockholders’ equity	305,170,956	278,927,391
Total liabilities and stockholders’ equity	$ 490,451,957	$ 393,277,628

DocGo Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,
	2023	2022	2021

Revenues, net	$624,288,642	$440,515,746	$318,718,580
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	428,906,225	285,794,520	208,971,062
Operating expenses:
General and administrative	137,152,512	103,403,416	74,892,828
Depreciation and amortization	16,431,892	10,565,578	7,511,579
Legal and regulatory	13,082,569	8,780,590	3,907,660
Technology and development	10,858,724	5,384,853	3,320,183
Sales, advertising and marketing	2,801,740	4,755,161	4,757,970
Total expenses	609,233,662	418,684,118	303,361,282
Income from operations	15,054,980	21,831,628	15,357,298

Other income:
Interest income (expense), net	1,684,399	762,685	(763,030)
Gain on remeasurement of warrant liabilities	—	1,127,388	5,199,496
Change in fair value of contingent liability	1,437,525	—	—
(Loss) gain on equity method investments	(343,336)	8,919	(66,818)
(Loss) gain on remeasurement of operating and finance leases	(866)	1,388,273	—
Gain on bargain purchase	—	1,593,612	—
Gain from PPP loan forgiveness	—	—	142,667
Loss on disposal of fixed assets	(852,544)	(21,173)	(34,342)
Goodwill impairment	—	(2,921,958)	—
Other expense	(686,865)	(987,482)	(40,086)
Total other income	1,238,313	950,264	4,437,887

Net income before (provision for) benefit from income tax	16,293,293	22,781,892	19,795,185
(Provision for) benefit from income taxes	(6,244,965)	7,961,321	(615,697)
Net income	10,048,328	30,743,213	19,179,488
Net income (loss) attributable to noncontrolling interests	3,189,873	(3,841,285)	(4,564,270)
Net income attributable to stockholders of DocGo Inc. and Subsidiaries	6,858,455	34,584,498	23,743,758
Other comprehensive income
Foreign currency translation adjustment	743,699	773,707	16,038
Total comprehensive income	$7,602,154	$35,358,205	$23,759,796

Net income per share attributable to DocGo Inc. and Subsidiaries - Basic	$0.07	$0.34	$0.30
Weighted-average shares outstanding - Basic	103,511,299	101,228,369	80,293,959

Net income per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.06	$0.34	$0.25
Weighted-average shares outstanding - Diluted	105,617,817	102,975,831	94,863,613

DocGo Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,048,328	$30,743,213	$19,179,488
Adjustments to reconcile net income to net cash (used in) provided by operating activities:

Depreciation of property and equipment	4,829,780	4,114,346	2,312,437
Amortization of intangible assets	5,249,358	3,214,814	1,845,193
Amortization of finance lease right-of-use assets	6,352,754	3,236,418	2,913,925
Loss on disposal of assets	852,544	21,173	34,342
Deferred income tax	(1,981,519)	(9,957,967))	—
Gain from PPP loan forgiveness	—	—	(142,667)
Loss (gain) on equity method investments	343,336	(8,919))	66,818
Bad debt expense	3,601,520	3,815,187	4,467,956
Stock-based compensation	20,969,174	8,054,571	1,376,353
Loss on remeasurement of operating and finance leases	866	(1,388,273))	—
Loss on liquidation of business	70,284	—	—
Gain on remeasurement of warrant liabilities	—	(1,127,388)	(5,199,496)
Gain on bargain purchase	—	(1,593,612)	—
Goodwill impairment	—	2,921,958	—
Change in fair value of contingent consideration	(1,437,525)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(160,524,934)	(8,415,793)	(57,996,613)
Asset held for sale	—	190,312	—
Prepaid expenses and other current assets	(10,843,890)	(4,181,035)	(961,165)
Other assets	1,059,605	1,557,655	(2,490,564)
Accounts payable	(1,780,403)	3,637,305	11,879,850
Accrued liabilities	58,968,844	(5,964,064)	20,766,723
Net cash (used in) provided by operating activities	(64,221,878)	28,869,901	(1,947,420)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(7,584,561)	(3,198,234)	(4,808,409)
Acquisition of intangibles	(2,541,661)	(2,299,558)	(1,849,136)
Acquisition of businesses	(20,203,464)	(32,953,179)	(1,300,000)
Equity method investments	(298,932)	—	(655,876)
Proceeds from disposal of property and equipment	747,088	3,000	74,740
Acquisition of leased assets	—	—	(50,504)
Net cash used in investing activities	(29,881,530)	(38,447,971)	(8,589,185)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	25,000,000	—	8,000,000
Repayments of revolving credit line	—	(25,881)	(8,000,000)
Repayments of notes payable	(25,926)	(925,151)	(604,826)
Due to seller	(13,590,382)	(2,535,521)	(595,528)
Earnout payments on contingent liabilities	(5,266,681)	—	—
Noncontrolling interest contributions	—	2,063,000	333,025
Proceeds from exercise of stock options	1,581,183	1,980,585	628,592
Acquisition of UK Ltd remaining 20% shares	—	—	(479,331)
Payments for taxes related to shares withheld for employee taxes	(2,308,954)	—	—
Common stock repurchased	—	(3,731,712)	—
Equity costs	—	(19,570)	—
Payments on obligations under finance lease	(4,270,553)	(2,985,568)	(2,216,309)
Issuance costs related to merger recapitalization	—	—	(19,961,460)
Proceeds from issuance of Class A common stock, net of transaction cost	—	—	178,102,313
Net cash provided (used) in financing activities	1,118,687	(6,179,818)	155,206,476

Effect of exchange rate changes on cash and cash equivalents	1,093,633	761,232	(21,414)

Net (decrease) increase in cash and restricted cash	(91,891,088)	(14,996,656)	144,648,457
Cash and restricted cash at beginning of period	164,109,074	179,105,730	34,457,273
Cash and restricted cash at end of period	$72,217,986	$164,109,074	$179,105,730

Year Ended December 31,
	2023	2022	2021
Supplemental disclosure of cash and non-cash transactions:

Cash paid for interest	$ 250,100	$ 197,005	$ 315,272

Cash paid for interest on finance lease liabilities	$ 600,239	$ 559,596	$ 525,476

Cash paid for income taxes	$ 4,251,658	$ 1,505,235	$ 615,697

Right-of-use assets obtained in exchange for lease liabilities	$ 7,621,538	$ 5,035,201	$ 5,271,662

Fixed assets acquired in exchange for notes payable	$ -	$ 923,377	$ 1,113,102

Gain from PPP loan forgiveness	$ -	$ -	$ 142,667

Due to seller non-cash	$ -	$ -	$ 434,494

Acquisition of remaining FMC NA through due to seller and issuance of stock	$ 7,000,000	$ -	$ -

Acquisition of CRMS through issuance of stock	$ 1,000,000	$ -	$ -

Receivable exchanged for trade credits	$ 1,500,000	$ -	$ -

Accruals of stock based compensation	$ 565,892	$ -	$ -

Reconciliation of cash and restricted cash
Cash	$ 59,286,147	$ 157,335,323	$ 175,537,221

Restricted cash	12,931,839	6,773,751	3,568,509

Total cash and restricted cash shown in statement of cash flows	$ 72,217,986	$ 164,109,074	$ 179,105,730

DocGo Inc. and Subsidiaries

STATEMENT OF OPERATIONS Q4

	Three Months Ended December 31,
	2023	2022
Revenues, net	$199,246,269	$108,784,996
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	132,559,805	66,375,647
Operating expenses:
General and administrative	43,514,996	32,719,146
Depreciation and amortization	4,615,235	3,311,922
Legal and regulatory	3,493,572	2,170,367
Technology and development	3,185,455	1,721,554
Sales, advertising and marketing	203,548	2,406,244
Total expenses	187,572,611	108,704,880
Income from operations	11,673,658	80,116

Other income:
Interest income (expense), net	6,979	465,794
Gain on remeasurement of warrant liabilities	-	(9,682)
Change in fair value of contingent liability	1,277,551	-
(Loss) gain on equity method investments	(41,974)	(90,921)
(Loss) gain on remeasurement of operating and finance leases	(5,700)	-
Gain on bargain purchase	-	1,593,612
Gain from PPP loan forgiveness	-	-
Loss on disposal of fixed assets	(689,092)	(63,840)
Goodwill impairment	-	(2,921,958)
Other expense	(25,040)	(1,029,770)
Total other income	522,724	(2,056,765)
Net income before (provision for) benefit from income tax	12,196,382	(1,976,649)
(Provision for) benefit from income taxes	(4,203,122)	9,125,076
Net income	7,993,260	7,148,427
Net income (loss) attributable to noncontrolling interests	422,789	(916,293)
Net income attributable to stockholders of DocGo Inc. and Subsidiaries	7,570,471	8,064,720
Other comprehensive income
Foreign currency translation adjustment	676,734	520,853
Total comprehensive income	8,247,205	8,585,573

DocGo Inc. and Subsidiaries

STATEMENT OF CASH FLOWS Q4

	Three months ended December 31, 2023	Three months ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	7,993,260	7,148,427
Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Depreciation of property and equipment	132,063	1,522,102
Amortization of intangible assets	953,400	945,391
Amortization of finance lease right-of-use assets	3,529,772	844,429
Loss (gain) on disposal of assets	689,092	63,840
Deferred income tax	(3,030,755)	(9,957,967)
Loss (gain) from equity method investments	41,974	90,921
Bad debt expense	3,912,961	1,112,208
Stock-based compensation	5,807,327	3,438,515
Loss (gain) on remeasurement of operating and finance leases	5,700	-
Loss on liquidation of business	-	-
Gain on remeasurement of warrant liabilities	-	9,682
Gain on bargain purchase	-	(1,593,612)
Goodwill impairment	-	2,921,958
Change in fair value of contingent consideration	(1,277,551)	-
Changes in operating assets and liabilities:	-
Accounts receivable	(57,040,937)	(11,310,443)
Asset held for sale	-	190,312
Prepaid expenses and other current assets	(10,507,797)	(3,898,367)
Other assets	362,621	675,223
Accounts payable	10,860,517	7,620,688
Accrued liabilities	31,649,586	(8,560,951)
Net cash provided by operating activities	(5,918,767)	(8,737,644)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,223,754)	(1,204,073)
Acquisition of intangibles	(62,853)	(343,124)
Acquisition of businesses	-	890,194
Equity method investments	(148,422)	-
Proceeds from disposal of property and equipment	472,878	3,000
Acquisition of leased assets	-	-
Net cash used in investing activities	(2,962,151)	(654,003)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	25,000,000	(1,000,000)
Repayments of revolving credit line		(25,881)
Repayments of notes payable	503,657	(339,440)
Due to seller	(5,172,446)	(1,527,721)

Earnout payments on contingent liabilities	(5,266,681)
Noncontrolling interest contributions	-	-
Proceeds from exercise of stock options	31,885	100,017
Equity costs	-	-
Payment for taxes related to shares withheld for employee taxes	(141,972)	-
Common stock repurchased	-	(3,233,953)
Payments on obligations under finance lease	(1,977,223)	(838,711)
Net cash provided by financing activities	12,977,220	(6,865,689)

Effect of exchange rate changes on cash and cash equivalents	865,746	1,014,086

Net increase in cash and restricted cash	4,962,048	(15,243,250)
Cash and restricted cash at beginning of period	67,255,938	179,352,324
Cash and restricted cash at end of period	72,217,986	164,109,074

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of the non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain other one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.
The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.
Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.
Adjusted EBITDA Margin

Adjusted EBITDA margin is considered a non-GAAP measure under SEC rules. It is calculated by dividing adjusted EBITDA by revenues. Management believes using adjusted EBITDA margin in conjunction with GAAP measures, such as gross margin and/or net margin, is useful to investors because it assists investors in getting a more complete view of what management considers the Company’s core operating performance, as expressed in marginal terms. While many companies use adjusted EBITDA margin as a performance measure, not all companies use identical calculations for determining adjusted EBITDA margin. As such, DocGo’s presentation of adjusted EBITDA margin might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of net income to adjusted EBITDA for the three and twelve months ended December 31, 2023 compared to the same periods in 2022 (in millions):

	Q4		YTD
	2023	2022	2023	2022
Net income (GAAP)	$8.0	$7.1	$10.0	$30.7
(+) Net interest expense (income)	$0.0	($0.5)	($1.7)	($0.8)
(+) Income tax	$4.2	($9.1)	$6.2	($7.9)
(+) Depreciation & amortization	$4.6	$3.3	$16.4	$10.6
(+) Other (income) expense	($0.5)	$2.5	$0.5	($0.2)
EBITDA	$16.3	$3.3	$31.4	$32.4

(+) Non-cash stock compensation	$5.8	$3.5	$21.0	$8.1
(+) Other non-recurring expenses	$0.5	$0.0	$1.6	$0.8

Adjusted EBITDA	$22.6	$6.8	$54.0	$41.3

Total revenues	$199.2	$108.8	$624.2	$440.5
Pretax income margin	6.1%	-1.8%	2.6%	5.2%
Net margin	4.0%	6.5%	1.6%	7.0%
Adjusted EBITDA margin	11.3%	6.3%	8.7%	9.4%
Contacts
DocGo Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Steve Halper
LifeSci Advisors
646-876-6455
shalper@lifesciadvisors.com
ir@docgo.com

DocGo Media:
Michael Padovano
5W Public Relations
docgo@5wpr.com
pr@docgo.com